UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 7, 2021

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202

(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 7, 2021, Cincinnati Bell, Inc. (the “Company”) filed a Current Report on Form 8-K (the “September 7, 2021 Current Report”) to report, among other things, the completion of the merger of an affiliate of Red Fiber Parent LLC into the Company effective as of that date, with the Company surviving the merger as an indirect wholly-owned subsidiary of Red Fiber Holdings LLC (the “Merger”).

This Amendment No. 1 to the September 7, 2021 Form 8-K is being filed to amend Item 5.02 of the September 7, 2021 Current Report to additionally report that, in connection with the completion of the Merger, amended and restated employment agreements between the Company and each of Leigh R. Fox, the Company’s President and Chief Executive Officer; Thomas E. Simpson, the Company’s Chief Operating Officer; Christi H. Cornette, the Company’s Chief Culture Officer; Christopher J. Wilson, the Company’s Vice President and General Counsel; and Joshua T. Duckworth, the Company’s Vice President-Treasury, Corporate Finance and Investor Relations, became effective.

Each of the amended and restated employment agreements has an initial term of one year, which automatically renews annually for an additional period of one year, subject to earlier termination as provided in the respective agreement. Each agreement also provides that the executive will receive an annual base salary of at least a specified amount ($670,000 for Mr. Fox, $463,500, for Mr. Simpson, $391,400 for Ms. Cornette, $379,040 for Mr. Wilson, and $231,750 for Mr. Duckworth) and an annual bonus targeted at not less than 100% of his or her base salary (60% for Mr. Duckworth), and that annually he or she will receive a formal performance review and be considered for base salary and/or bonus target increases.

Under each of the amended and restated employment agreements, the Company is not permitted to terminate the executive’s employment within one year after the effective date of the agreement other than for cause or the executive’s death or disability. If the executive’s employment thereafter is terminated by the Company without cause or if constructive termination is deemed to have occurred, the executive will be entitled to receive, in addition to his or her accrued but unpaid compensation, a lump sum payment equal to two times his then current base salary plus continued access to medical, dental and vision coverage for a period of up to 18 months or, at the Company’s option, a lump sum payment equal to the amount the executive would be required to pay to continue group health coverage for 18 months.

Each agreement also provides that the executive will not compete with the Company, nor solicit customers or employees of the Company, nor interfere with the Company’s business in any other way, for a period of two years following termination of employment.

Item 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	April 2, 2024	By:	/s/ Mary E. Talbott
Name: Mary E. Talbott Title: Chief Legal Officer